October 31, 1991




Contran Corporation
Three Lincoln Centre
5430 LBJ Freeway, Suite 1700
Dallas, Texas 75240-2697
Attention:  Mr. William C. Timm, Vice President-Finance

     Re:  Letter Agreement

Ladies and Gentlemen:

     BANQUE PARIBAS HOUSTON AGENCY ("Paribas"), SOCIETE GENERALE, SOUTHWEST AGENCY ("SG") and BANQUE PARIBAS HOUSTON AGENCY as Agent for Paribas and SG ("Agent") (Paribas and SG, together with their successors and assigns, are hereinafter individually called a "Bank" and collectively called "Banks") are pleased to present the following terms and conditions for a line of credit and letter of credit facility (the "Facility") to be extended to CONTRAN CORPORATION ("Borrower").

     Borrower, Paribas, SG and Agent hereby agree to the following terms and conditions with respect to the Facility:

Borrower:           Contran Corporation.

Banks:              Paribas and SG and their successors and assigns.

Agent: Paribas will act as Agent for Banks and, in such capacity, will (a) make all advances of loans to Borrower under the Facility ("Loans") upon its receipt of funds therefor from Banks, and (b) receive all payments of principal, interest and fees related to the Facility for the benefit of and distribution to Banks as appropriate. With respect to each Loan, each Bank shall, not later than 10:00 a.m., Houston, Texas time on the date such Loan is to be made available to Borrower, make available its pro rata share of the requested Loan, in immediately available funds, to Agent at Agent's principal office in Houston, Texas. Unless Agent shall have received written notice from a Bank prior to the date of any requested Loan that such Bank will not make available to Agent such Bank's pro rata share of such Loan, Agent may assume that such Bank has made such share available to Agent on the date of such requested Loan and Agent may (but shall not be obligated to), in reliance upon such assumption, make available to Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have made its pro rata share thereof available to Agent, such Bank and Borrower severally agree to pay to Agent, immediately upon demand, such corresponding amount, together with interest thereon for each day from the date of advance by Agent until repaid to Agent at (A) with respect to Borrower, the Base Rate and (B) with respect to such Bank, the weighted average of rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published or quoted on the next succeeding business day by the Federal Reserve Bank of New York (the "Federal Funds Rate"). Before making any demand on Borrower pursuant to the immediately preceding sentence, Agent agrees with Borrower that Agent will make demand on such Bank pursuant to the immediately preceding sentence. If (and only if) such Bank shall pay to Agent such corresponding amount, such amount shall constitute such Bank's share of the Loans for purposes of this Agreement.

Facility:           $20,000,000 (the "Committed Amount") aggregate committed
                    line of credit for loans (the "Loans") and letters of credit
                    (the "Letters of Credit"), subject to the Advance Rate (as hereinafter defined) and the other terms and conditions of this Agreement and the other Loan Papers (as hereinafter defined). The commitments of Banks under this Facility shall expire on the earlier to occur of the Maturity Date
                    (as hereinafter defined) or the occurrence of an Event of Default.

Letter of Credit
Sublimit:           The amount available for drawing under outstanding Letters of Credit from time to time shall not exceed $10,000,000 in the aggregate, and the maturity of each Letter of Credit may not exceed one (1) year from the issuance date and may not extend beyond the Maturity Date.

Conditions
Precedent:               Banks' obligations to make each Loan and Paribas'
                         obligation to issue each Letter of Credit under this Agreement shall be subject to the following conditions precedent:

                    (a) no Event of Default (as hereinafter defined), or occurrence or event which, with the giving of notice or lapse of time, or both, would become an Event of Default, has occurred and is continuing or would result from the making of the requested Loan or issuance of the requested Letter of Credit;

                    (b) all representations and warranties of Borrower contained in the Loan Papers shall be true and correct in all material respects with the same force and effect as though made on and again as of the date of the proposed Loan or proposed issuance of a Letter of Credit, except to the extent that such representations or warranties expressly relate to an earlier date;

                    (c) all covenants and agreements to have been complied with and performed by Borrower on or before the date of such proposed Loan or issuance of a Letter of Credit shall have been fully complied with and performed to the reasonable satisfaction of Required Banks (as hereinafter defined);

                    (d) with respect to a requested Loan bearing interest with reference to the LIBOR Rate (as hereinafter defined) (a "LIBOR Loan"), Borrower has requested such Loan from Agent (and Agent has promptly thereafter notified Banks of such request) at least three (3) LIBOR Business Days (as such term is defined in the Promissory Notes, as hereinafter defined) prior to the date such Loan is to be made, specifying the amount of such Loan and the LIBOR Interest Period (as defined in the Promissory Notes) to be applicable thereto; and with respect to a Loan bearing interest with reference to the Base Rate (as hereinafter defined) (a "Base Rate Loan"), Borrower has requested such Loan from Agent (and Agent has promptly thereafter notified Banks of such request) at least one (1) business day prior to the date such Loan is to be made, specifying the amount of such Loan; and

                    (e) with respect to a requested Letter of Credit, Borrower has delivered to Agent a Letter of Credit Application (as described herein) with respect thereto at least three (3) business days prior to the date such Letter of Credit is to be issued.

Issuer of Letters
of Credit:               Paribas shall be the issuer of the Letters of Credit;
                         provided, however, that:

                    (a) immediately upon the issuance of any Letter of Credit, Paribas shall be deemed to have sold to each other Bank, and each other Bank shall be deemed unconditionally and irrevocably to have purchased from Paribas, without recourse or warranty, an undivided interest and participation, the extent of such other Bank's pro rata share (based upon Banks' respective commitments under the Facility), in such Letter of Credit, each drawing thereunder, the obligations of Borrower with respect thereto and the security therefor; upon any change in the pro rata share of any Bank which may hereafter occur, it is agreed that, with respect to all Letters of Credit then outstanding, there shall be an automatic adjustment to the participation hereby created to reflect the new pro rata share of the assigning and assignee Banks; any action taken or omitted by Paribas under or in connection with a Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall not create any liability for Paribas; and

                    (b) in the event Paribas makes any payment under any Letter of Credit and Borrower shall not have promptly reimbursed such amount in full to Paribas pursuant to the Letter of Credit Application relating thereto or otherwise, Paribas shall promptly so notify each other Bank of such failure, whereupon each other Bank shall promptly and unconditionally pay to Paribas the amount of such other's Bank's pro rata share of such unreimbursed payment in immediately available funds; all advances made by Paribas and any other Bank directly or indirectly against drafts on any Letter of Credit shall be deemed to be Loans under the Facility, and shall bear interest with reference to the Base Rate.

Letter of Credit
Application:             Paribas shall issue Letters of Credit for the account
                         of Borrower under the Facility after receipt of a Letter of Credit Application (which shall include, without limitation, a reimbursement agreement in the event that amounts are funded by Paribas under any Letter of Credit) in form and substance reasonably satisfactory to Paribas, which Letter of Credit
                         Application shall be appropriately completed, shall specify all information called for therein (including, without limitation, the exact terms of the proposed
                         Letter of Credit which shall be in form and substance satisfactory to Paribas) and shall be executed by Borrower.

Purpose: Borrower shall use the Loans to refinance existing debt, to purchase margin stock and for other general corporate purposes. Borrower shall use the Letters of Credit to support self insurance programs and workmen's compensation claims.

Maturity Date:      October 31, 1992 (the "Maturity Date"), subject to
                    acceleration upon the occurrence of an Event of Default.

Security:           Banks shall have a perfected first priority security
                    interest in at least (a) 2,971,233 shares of common stock of Keystone Consolidated Industries, Inc. ("Keystone") and (b)
                    2,258,369 shares of common stock of Baroid Corporation
                    ("Baroid"). Borrower shall deliver to Agent the stock certificates representing the Keystone shares and appropriate stock powers, executed in blank and in proper form for transfer, relating thereto. Borrower shall cause the Baroid shares to be transferred to Morgan Guaranty Trust
                    Co. of New York Custodial Account No. 38573 for the account of Banque Paribas, New York Branch, as agent for Agent, and to thereby pledge the Baroid shares to Banks as provided in the Security Agreement (as hereinafter defined). Borrower may, from time to time, pledge additional marketable securities acceptable to Banks in their discretion, including shares of common stock of Keystone and Baroid which Banks hereby agree, in advance, are acceptable collateral.

Advance Rate:       The advance rate for the making of Loans and issuance of
                    Letters of Credit (the "Advance Rate") may not exceed 49% of the then current market value of the marketable securities pledged to Banks in which Banks have a perfected, first priority security interest ("Collateral"). For purposes of this Agreement, the current market value of marketable securities shall, as of the date of each determination thereof, be based upon the most recent closing price for such securities on the relevant national securities exchange in New York (or, if any such security is not traded on an exchange in New York, the place where such security is so traded); in the event of any conflict, the most recent closing price on the New York Stock Exchange shall control.



Collateral Value
Maintenance:             Should the aggregate outstanding credit at any time
                         under the Facility (i.e., the aggregate of the outstanding principal amount of the Loans plus the amount available for drawing under outstanding Letters of Credit) exceed 49% of the then current market value of the Collateral, Borrower shall either (a) repay the Loans to the extent of such excess, or (b) pledge to Banks additional collateral acceptable to Banks so that the aggregate outstanding credit at any time under the Facility shall not exceed 49% of the then current market value of the Collateral.

Compliance with
Regulation U;
Withdrawal or
Substitution of
Collateral;              Borrower and Banks will strictly comply at all times
                         with the provisions of Regulation U of the Board of Governors of the Federal Reserve System, as from time to time revised, amended or supplemented. At the time of the making of any Loan or issuance of any Letter of Credit under this Agreement, and after giving effect thereto, the aggregate amount of (a) principal of all Loans then outstanding plus (b) the amount available for funding under outstanding Letters of Credit, may not exceed forty-nine percent (49%) of the then current market value of all margin stock Collateral. If at any time Borrower desires to withdraw or substitute Collateral, Borrower may do so if but only if (i) any Collateral to be substituted is margin stock Collateral acceptable to Banks and (ii) after giving effect to any such withdrawal or substitution, the aggregate amount of (A) principal of all Loans then outstanding plus (B) the amount available for funding under outstanding Letters of Credit, does not exceed forty-nine percent (49%) of the then current value of the margin stock Collateral pledged to Banks.

Borrowing Rates:         Borrower's option of Base Rate (as defined in the
                         Promissory Notes), or 30, 60 or 90-day reserve adjusted
                         Libor + 1-3/4% (the "LIBOR Rate"). Agent shall, in a reasonably prompt fashion, notify Borrower and Banks of the LIBOR Rate applicable to any Loan for a particular interest period after the determination thereof is made. Interest for LIBOR Loans shall be calculated on the basis of a 360 day year, and actual days elapsed.
                         Except as provided in the immediately preceding sentence, interest and fees shall be calculated on the basis of a 365 or 366 day year, as the case may be, and actual days elapsed. Interest shall be payable quarterly, except that interest for Libor Loans shall be payable on the last day of each interest period.

Commitment Fee:          Borrower shall pay to Agent, on behalf of Banks, a
                         commitment fee in the amount of 1/2% per annum on the average daily unused and available commitments, payable quarterly in arrears on the last day of each calendar quarter. (For purposes hereof, the unfunded amount under outstanding Letters of Credit shall be deemed to be a "used" portion of the commitments.)

Letter of Credit Fee:    Borrower shall pay to Agent, on behalf of Banks and for
                         the period and from the date of issuance of each Letter of Credit until the expiration or termination date thereof, a Letter of Credit fee in the amount of 1% per annum of the original face amount (with respect to the initial fee) or undrawn amount (with respect to subsequent fees) thereof, as the case may be at the time of payment, payable upon issuance and quarterly thereafter in advance. In addition, Borrower shall pay to Paribas, for the period from the date of issuance of each Letter of Credit until the expiration or termination date thereof, a Letter of Credit "fronting fee" in the amount of 1/8% per annum of the original face amount (with respect to the initial fee) or undrawn amount (with respect to subsequent fees) thereof, as the case may be at the time of payment, payable upon issuance and quarterly thereafter in advance.

Covenants:               Borrower hereby covenants and agrees with Banks and
                         Agent that, unless and until all indebtedness, liabilities and obligations of Borrower under the Loan
                         Papers are paid and performed in full and all commitments of Banks under the Loan Papers are terminated, Borrower shall:

                    (a) comply in all material respects with all applicable laws, rules and regulations, including, without limitation, ERISA and all environmental laws;

                    (b) ensure that Harold Simmons, individually and/or as trustee for a trust established by him for the benefit of his children and grandchildren, shall continue to own or control at least 51% of the voting shares of Borrower (Banks understand that Mr. Simmons may reorganize his current ownership and control of Borrower, subject to such requirement);

                    (c) not allow or permit to exist on or with respect to any Collateral any lien, security interest or other encumbrance except for the security interest in favor of Banks with respect to the Facility;

                    (d) not sell all or substantially all of its assets except for fair market value, and not merge, consolidate or reorganize unless Borrower is the surviving entity, except with the prior written consent of Banks;

                    (e) notify Agent, in a reasonably prompt fashion, of the occurrence of an Event of Default or other occurrence or event which, with the giving of notice or lapse of time, or both, would become an Event of Default; and

                    (f) provide Agent and Banks with such information as Agent or any Bank may reasonably request from time to time.

Events of Default:       "Event of Default" or "Events of Default" shall mean
                         the existence of occurrence of any one or more of the following circumstances or events:

                    (a) Borrower shall fail to make any payment, when due (by acceleration or otherwise), of principal on any Indebtedness (as such term is defined in the Security Agreement), including without limitation, any failure to make any reimbursement in respect of any Letter of Credit or similar obligation;

                    (b) any failure of Borrower to observe or perform any of the terms or provisions of this Agreement (other than those regarding payment of principal which are governed by clause (a) immediately preceding), the Promissory Notes, the Security Agreement or the other Loan Papers, including without limitation, the failure of Borrower to pay any interest, fees, costs or expenses hereunder or thereunder when due, and such failure shall continue for a period of five (5) days following Borrower's receipt of notice thereof from Agent or any Bank;

                    (c) any representation, warranty or other statement made by Borrower in this Agreement, the Security Agreement or the other Loan Papers is false, misleading or incorrect in any material respect as of the date made;

                    (d) the levy of any attachment, execution or other process against (i) Borrower if the same is likely to have a material adverse effect, (ii) all or any portion of the Collateral or (iii) any substantial portion of the other assets or properties of Borrower;

                    (e) the appointment of a receiver for Borrower or any material portion of its property or assets;

                    (f) the insolvency, failure in business, inability to pay debts as they become due, general assignment for the benefit of creditors, the filing of any petition in bankruptcy or any similar proceeding or for relief under the provisions of any bankruptcy statute, of, by or against Borrower;

                    (g) a material adverse change shall occur in the financial condition or operations of Borrower, and any such change shall continue for a period of five (5) days following Borrower's receipt of notice thereof from Agent or any Bank; or

                    (h) any default by Borrower under any agreement involving the borrowing of money or the advance of credit aggregating $10,000,000 or more in amount (exclusive of the Loans and Letters of Credit under the Facility), and any such default shall continue for a period of five (5) days following Borrower's receipt of notice thereof from Agent or any Bank.

Remedies:           (a)  Agent and Banks shall have all rights and remedies as may be available under applicable law, as well as all rights and remedies set forth in this Agreement, the Security Agreement, the Promissory Notes and the other
                         Loan Papers. Agent may, and Agent shall if so requested by Required Banks, exercise or cause to be exercised any one or more of such rights and remedies in the name of Agent and/or any Bank, as Agent may from time to time determine. As between or among Agent and Banks, no Bank shall exercise any right or remedy with respect to the Collateral except with the consent of Agent as provided in the immediately preceding sentence.

                    (b) In the event of the occurrence of an Event of Default specified in clause (f) of the "Event(s) of Default" section of this Agreement above, all unpaid Indebtedness shall immediately, and concurrently therewith, become due and payable in full and the commitments hereunder shall immediately, and concurrently therewith, terminate, without any action or notification of any kind required by Agent or any Bank, including, without limitation, presentment, demand, protest or notice of protest, dishonor, notice of intention to accelerate or notice of acceleration, all of which are hereby expressly waived by Borrower.

Indemnification:         By executing a copy of this Agreement, Borrower agrees
                         (regardless of whether any Loans are made or Letters of Credit are issued hereunder) to indemnify and hold harmless Agent, each Bank and each director, officer, employee and affiliate of Agent or any Bank from and against any and all actions, suits, proceedings
                         (including any investigations or inquiries), claims, losses, damages, liabilities or expenses of any kind or nature whatsoever (but excluding consequential losses) which may be incurred by or asserted against or involve
                         Agent or any Bank or any such director, officer, employee or affiliate, as a result of or arising out of or in any way related to the transactions described in this Agreement, and, upon demand by Agent or any Bank, pay or reimburse Agent or any Bank or any such director, officer, employee or affiliate for any reasonable out-of-pocket legal or other such expenses incurred by such person or entity in connection with investigating, defending or preparing to defend any such action, suit, proceeding (including any inquiry or investigation) or claim, except for any such claims, damages or liabilities to the extent the same are attributable to the willful malfeasance or gross negligence of the person or entity seeking to be indemnified. Except with respect to Agent as provided below, Borrower shall not be obligated to provide any indemnification hereunder for losses, damages, liabilities or expenses relating to any actions, suits, proceedings or claims between or among Banks or between or among Banks and Agent; provided, however, that Agent shall be so indemnified therefor hereunder when acting in its capacity as Agent. This provision shall survive the termination of this Agreement and the repayment of the Loans and termination of the Letters of Credit for a period of four (4) years after the latest thereof to occur.

Special Provisions
Regarding LIBOR Loans:   (a)  Borrower agrees to indemnify and hold harmless
                              each Bank from and against any LIBOR Consequential
                              Loss. Amounts to be indemnified hereunder by Borrower shall be due and payable by Borrower within ten (10) days of demand therefor by the applicable Bank. "LIBOR Consequential Loss" means such amount or amounts as shall, in the reasonable judgment of any Bank, compensate such Bank for any loss, cost or expense incurred by such Bank as a result of (i) any payment or prepayment of any portion of any LIBOR Loan on a date other than the last day of the interest period applicable thereto, (ii) the conversion of the rate of interest on any LIBOR Loan from the LIBOR Rate to another rate of interest available hereunder
                              (subject to the provisions of this Agreement applicable to the selection of any such interest rate) with respect to any portion of the LIBOR
                              Loan on a date other than the last day of the interest period applicable thereto, (iii) the failure to borrow any requested LIBOR Loan after request therefor or the rescinding of a notice of a conversion from another interest rate to the LIBOR Rate prior to the commencement of the interest period, or (iv) the failure of all or any portion of a LIBOR Loan to be made under this Agreement due to the action or inaction of Borrower, including Borrower's failure to satisfy any condition precedent to the making of any LIBOR
                              Loan.

                    (b)  If at any time any Bank reasonably determines that
                         deposits in Dollars in the appropriate amount for the
                         appropriate period are not being offered in the London
                         interbank market, or that adequate and reasonable means
                         do not exist for ascertaining the LIBOR Rate, or that
                         it is unlawful or not feasible for such Bank to make or
                         continue to maintain all or any portion of a LIBOR
                         Loan, then, upon notice to Borrower and Agent, the
                         LIBOR Loan or proposed LIBOR Loan or portion thereof so
                         affected shall be automatically converted to or be a
                         Base Rate Loan.
Representations
and Warranties:          Borrower hereby represents and warrants to Banks and
                         Agent as follows:

                    (a) no proceeding for the amendment of the Certificate of Incorporation of Borrower has been taken or is pending or contemplated, and no proceeding for the merger, consolidation, reorganization (except for a reorganization of Mr. Simmons' current ownership and control of Borrower permitted in clause (b) of the "Covenants" section of this Agreement), liquidation or dissolution, or the sale of all or a substantial part of the assets or business, of Borrower has been taken or is pending or contemplated;
                    (b) no shares of common stock of Baroid constituting a part of the Collateral are, and no shares of common stock of Baroid which may be subsequently pledged as Collateral will be, "restricted securities" as such term is used or defined in paragraph (a) (3) of Rule 144 promulgated under the Securities Act of 1933, as amended ("Rule 144");

                    (c) Borrower acquired the shares of common stock of Baroid constituting a part of the Collateral from Valhi, Inc. ("Valhi") on June 28, 1991, at a time when Valhi was not an "affiliate", as such term is used or defined in paragraph (a) (1) of Rule 144, of Baroid; and each of Borrower and Valhi fully paid the price of the Baroid shares at the time it acquired the Baroid shares and did not give a promissory note or enter into any installment purchase contract or any other obligation as any part of its payment of the purchase price of the Baroid shares; and

                    (d) all shares of common stock of Keystone constituting a part of the Collateral, and all shares of common stock of Keystone which may be subsequently pledged as Collateral, either (i) are not, and will not be, "restricted securities" as such term is used or defined in paragraph (a)(3) of Rule 144, or (ii) if and to the extent such shares are or will be "restricted securities" as so defined, such shares have been held by Borrower for greater than three (3) years within the meaning of and as calculated pursuant to the holding period provisions of paragraph (d) of Rule 144; and Borrower fully paid the purchase price of the Keystone shares at the time it acquired the Keystone shares and did not give a promissory note or enter into any installment purchase contract or any other obligation as any part of its payment of the purchase price of the Keystone shares.


Governing Law:      State of Texas; provided, however, that Borrower, Agent and
                    Banks agree that, except for Section 15.10(b) thereof, the provisions of Art. 5069-15.01 et seq. of the Revised Civil
                    Statutes of Texas, 1925, as amended (regulating certain revolving credit loans and revolving tri-party accounts) shall not apply to the Loans, this Agreement, the Promissory
                    Notes or the other Loan Papers.


Fees and Expenses of
Counsel to Agent
and Banks; Enforcement
and Collection Costs
and Expenses:       Borrower agrees to pay the reasonable fees and out-of-pocket expenses of counsel to Agent and Paribas in connection with the establishment of this Facility. In addition, Agent reserves the right to employ outside counsel for Agent and/or Banks subsequent to the establishment of this Facility if the need so arises in the good faith opinion of Agent, whereupon the reasonable fees and expenses related thereto shall be paid by Borrower; provided, however, that

                    Borrower shall not be obligated to pay the fees and expenses of more than one law firm in connection therewith and such fees and expenses for which Borrower is obligated must relate to amendments of the Loan Papers, waivers under the Loan Papers and/or the Collateral. Whether or not any such counsel is employed, and notwithstanding the foregoing, Borrower shall pay all reasonable out-of-pocket costs and expenses of Agent and/or any Bank (including, without limitation, fees and expenses of their counsel) relating to
                    (a) enforcing the rights and remedies of Agent and each Bank and (b) collecting the Loans and other indebtedness of Borrower under this Agreement, the Promissory Notes, the Security Agreement and the other Loan Papers.

Other Expenses:          By executing a copy of this Agreement, Borrower agrees
                         (regardless of whether any Loans are made or Letters of Credit are issued hereunder) to pay all reasonable out-of-pocket costs and expenses of Agent and Banks incurred to establish this Facility, the cost of any tax, duty or other similar assessment of reserve, special deposit or other requirements incurred as a result of this Facility and resulting from the introduction or implementation of, or any change in, or compliance with, any law, rule or regulation, or interpretation thereof, whether such cost be direct or indirect, and including, without limitation, those costs or the like that have the effect of reducing the return on any Bank's capital to a level below that which such Bank would have achieved but for such introduction, implementation, change or compliance, but excluding, however, any such tax or imposition imposed on the income of Banks or capital or franchise taxes imposed by the jurisdiction under the laws of which any Bank is organized or in which it maintains a place of business. Such payments shall be in addition to the fees otherwise provided for herein.

Other Terms and
Provisions:              In addition to the terms and provisions specified
                         herein, the terms and provisions contained in that certain (a) Security Agreement dated October 31, 1991, executed by Borrower to and in favor of Agent as agent for Banks (the "Security Agreement"), (b) Promissory
                         Note dated October 31, 1991, in the original principal amount of $10,000,000 made by Borrower payable to the order of Paribas (the "Paribas Note"), (c) Promissory
                         Note dated October 31, 1991, in the original principal amount of $10,000,000 made by Borrower payable to the order of SG (the "SG Note") (the Paribas Note and the
                         SG Note, together with all renewals, extensions, amendments and replacements thereof from time to time, are hereinafter collectively called the "Promissory
                         Notes"), and (d) all other agreements, documents and instruments executed or delivered in connection herewith (this Agreement, the Security Agreement, the
                         Promissory Notes and such other agreements, documents and instruments are hereinafter collectively called the "Loan Papers") all of which are incorporated herein by reference for all purposes, shall apply, and shall govern the relationship among Borrower, Agent and Banks with respect to the Facility. In the event of any direct conflict between the terms and provisions of this Agreement and the terms and provisions of any Promissory Note, the terms and provisions of such Promissory Note shall control.

Agency Matters:          The parties hereto agree that Paribas, in its capacity
                         as Agent hereunder, shall act as agent for Paribas, SG and the other Banks hereunder for purposes of coordinating advances, issuing Letters of Credit, receiving payments and the holding of Collateral and for whatever other purposes as to which Banks may mutually agree; provided, however, that (a) Paribas
                         (individually and/or as Agent) shall not be a fiduciary or trustee of any kind or nature for the benefit of Borrower, SG or any other Bank and shall not have any fiduciary duty or trust relationship of any kind or nature to or with Borrower, SG or any other Bank; and
                         (b) Paribas (individually and/or as Agent) shall not have any liability whatsoever to Borrower, SG or any other Bank except as may result from Paribas' gross negligence or willful misconduct. Each Bank has performed its own credit analysis with respect to the Facility, and no Bank is relying upon any representation or warranty of Paribas in connection therewith.

Pro Rata Share:          Each Bank shall, subject to its rights of assignment
                         contained herein and the other terms and conditions hereof, have a fifty percent (50%) interest in the total commitment under this Facility, the Loans, the Letters of Credit and the Collateral to be made or to exist concurrently herewith and in the future. Banks' obligations under this Agreement shall be several and not joint, and Banks' obligations and rights with respect to the Facility shall be pari passu except if and to the extent that Banks may agree otherwise. Each
                         Bank agrees that if it shall, through the exercise of a right of bankers' lien, setoff or counterclaim against Borrower or otherwise, obtain payment in respect of any indebtedness owing to such Bank as a result of which the unpaid portion of its Loans is proportionately less than the unpaid portion of the Loans of other Banks
                         (based upon the respective commitments of Banks), then the benefits thereof shall be shared among Banks pro rata and such adjustments shall be made from time to time as shall be equitable to ensure such pro rata treatment.

Counterparts:            This Agreement may be executed in one or more
                         counterparts.

Amendment:               This Agreement, the Promissory Notes, the Security
                         Agreement and the other Loan Papers may not be amended without the prior written consent of Borrower and Banks that, at the time of such amendment, hold or own, in the aggregate, 66-2/3% or more of the sum of the aggregate principal amount of all Loans then outstanding plus the aggregate undrawn amount of all Letters of Credit then outstanding, or, if no Loans or Letters of Credit are then outstanding, 66-2/3% or more of the aggregate commitments hereunder (which Banks are herein called "Required Banks"); provided, however, that, without the prior written consent of all Banks, no amendment or waiver shall (a) change the principal amount of, or extend the maturity of or any date for the payment of any principal of or interest on, any Loan or Letter of Credit, or waive or excuse any such payment or any part thereof, or change the rate of interest on any Loan or Letter of Credit, (b) change any commitment or other obligations (if any) of any Bank or the provisions of this section of this

                         Agreement, (c) waive any condition precedent to the making of any Loan or the issuance of any Letter of Credit, (d) authorize the acceptance of marketable securities, other than shares of common stock of Keystone and Baroid, as Collateral for purposes of Borrower's compliance with the terms and provisions of this Agreement, (e) change the amount or due date of any fee payable to Agent or any Bank, or (f) increase the amount of the aggregate commitments of Banks or, without each Bank's consent, the commitment of such Bank; provided, further, that no such amendment shall change or otherwise affect the rights or duties of Agent hereunder without the prior written consent of Agent.

Assignment:              Banks may (a) assign all or any portion of their
                         rights, interests and obligations herein and in the Loans and Letters of Credit under this Facility to other financial institutions, and (b) sell participation interests herein and in the Loans and Letters of Credit under this Facility, upon the giving of written notice thereof to Borrower; provided, however, that Paribas may not assign its obligation to issue Letters of Credit in accordance with the terms hereof without the prior consent of Borrower, which consent shall not be unreasonably withheld. Upon any assignment pursuant to clause (a) preceding, the assigning Bank shall be relieved of all of its obligations under this Agreement and the other Loan
                         Papers with respect to the rights, interests, obligations, Loans and Letters of Credit so assigned, and the assignee thereof shall become a Bank for purposes of this Agreement and the other Loan Papers and shall assume such obligations in full.

NO ORAL
AGREEMENTS:         THIS WRITTEN AGREEMENT, TOGETHER WITH THE SECURITY
                    AGREEMENT, THE PROMISSORY NOTES AND THE OTHER LOAN PAPERS,
                    REPRESENT THE FINAL AGREEMENTS  BETWEEN AND AMONG THE
                    PARTIES HERETO WITH RESPECT TO THE FACILITY, THE LOANS AND
                    THE LETTERS OF CREDIT AND MAY NOT BE CONTRADICTED BY
                    EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL
                    AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL
                    AGREEMENTS BETWEEN BORROWER AND AGENT OR ANY BANK.

Application of
Initial Advance:         Borrower hereby directs and authorizes Agent to apply
                         all or a portion (as appropriate) of the initial advance of the Loans made pursuant to this Agreement to pay in full all principal and accrued interest owed by Borrower to Paribas and Citibank, N.A. with respect to loans made to Borrower pursuant to that certain letter agreement dated August 3, 1990.

Written Notices:         All notices required or permitted to be given under
                         this Agreement and the other Loan Papers shall be in writing (unless Agent shall agree otherwise).

Certain Letters of
Credit: The letters of credit issued by Paribas described on Exhibit A attached hereto shall be deemed to be Letters of Credit issued pursuant to this Agreement.

     If you are in agreement with all of the terms and conditions stated herein, please indicate by signing the attached signature page whereupon this Agreement shall become effective as of the date first above written.

                              Sincerely,

                              BANQUE PARIBAS HOUSTON AGENCY,
                                  Individually and as Agent


                              By:
                              Name:
                              Title:


                              By:
                              Name:
                              Title:

                              AGREED AND ACCEPTED:

                              CONTRAN CORPORATION


                              By:
                              Name: William C. Timm
                              Title: Vice President - Finance

                              SOCIETE GENERALE, SOUTHWEST AGENCY


                              By:
                              Name:
                              Title:



                                December 17, 1991




Contran Corporation
Three Lincoln Centre
5430 LBJ Freeway, Suite 1700
Dallas, Texas 75240-2697
Attention:     Mr. William C. Timm,
          Vice President-Finance

     Re:  First Amendment to Letter Agreement and Security Agreement

Ladies and Gentlemen:

     Reference is made to (a) that certain Letter Agreement dated October 31, 1991, by and among BANQUE PARIBAS HOUSTON AGENCY ("Paribas"), SOCIETE GENERALE, SOUTHWEST AGENCY ("SG"), BANQUE PARIBAS HOUSTON AGENCY as Agent for Paribas and SG ("Agent") and CONTRAN CORPORATION ("Borrower") relating to a line of credit and letter of credit facility extended to Borrower and (b) that certain Security Agreement dated October 31, 1991, executed by Borrower to and in favor of Agent, Paribas and SG. Borrower, Paribas, SG and Agent desire to amend such Letter Agreement and Security Agreement as hereinafter set forth. Accordingly, Borrower, Paribas, SG and Agent, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby agree as follows:

     1. Definitions. The term "Letter Agreement", as used in this First Amendment to Letter Agreement and Security Agreement (this "Amendment"), shall mean the Letter Agreement referred to hereinabove, as amended hereby. The term "Security Agreement", as used in this Amendment, shall mean the Security Agreement referred to hereinabove, as amended hereby. Capitalized terms used in this Amendment, if and to the extent not otherwise defined in this Amendment, shall have the same meanings in this Amendment as in the Letter Agreement; provided, however, that capitalized terms used in amended terms and provisions of the Security Agreement shall have the same meanings as in the Security Agreement.


     2.   Amendments to the Letter Agreement.

     (a) Facility. The first sentence of the section of the Letter Agreement entitled "Facility" is hereby amended to read in its entirety as follows:

          "$27,000,000 (the Committed Amount ) aggregate committed line of credit for loans (the Loans ) and letters of credit (the Letters of Credit ), subject to the Advance Rate (as hereinafter defined) and the other terms and conditions of this Agreement and the other Loan Papers (as hereinafter defined)."

     (b) Other Terms and Provisions. The first sentence of the section of the Letter Agreement entitled "Other Terms and Provisions" is hereby amended to read in its entirety as follows:

          "In addition to the terms and provisions specified herein, the terms and provisions contained in that certain (a) Security Agreement dated October 31, 1991, executed by Borrower to and in favor of Agent and Banks, as amended by that certain First Amendment to Letter Agreement and Security Agreement dated December 17, 1991, by and among Borrower, Banks and Agent (as amended, the Security Agreement ), (b) Amended and Restated Promissory Note dated December 17, 1991, in the original principal amount of $13,500,000 made by Borrower payable to the order of Paribas

          (the Paribas Note ), (c) Amended and Restated Promissory Note dated December 17, 1991, in the original principal amount of $13,500,000 made by Borrower payable to the order of SG (the SG Note ) (the Paribas Note and the SG Note, together with all renewals, extensions, amendments and replacements thereof from time to time, are hereinafter collectively called the Promissory Notes ), and (d) all other agreements, documents, instruments and certificates executed or delivered in connection herewith (this Agreement, the Security Agreement, the Promissory Notes and such other agreements, documents, instruments and certificates, as the same may be amended, renewed, extended, restated or supplemented from time to time, are hereinafter collectively called the Loan Papers ), all of which are incorporated herein by reference for all purposes, shall apply and shall govern the relationship among Borrower, Agent and Banks with respect to the Facility."


     3. Amendment to the Security Agreement. The first sentence of Subparagraph (f) of Paragraph 21 of the Security Agreement (see Addendum 2 to the Security Agreement) is hereby amended to read in its entirety as follows:

          "The term Loan Papers , as used in this Agreement, shall mean and refer to (i) the Letter Agreement, (ii) that certain Amended and Restated Promissory Note dated December 17, 1991, in the original principal amount of $13,500,000.00 made by the undersigned payable to the order of Banque Paribas Houston Agency, (iii) that certain Amended and Restated Promissory Note dated December 17, 1991, in the original principal amount of $13,500,000.00 made by the undersigned payable to the order of Societe Generale, Southwest Agency, (iv) this Agreement, and (v) the other
           Loan Papers , as such term is defined in the Letter Agreement, as the same may be amended, renewed, extended, restated or supplemented from time to time."

     4.   Ratifications, Representations and Warranties.

     (a) Except as expressly amended by this Amendment, the terms and provisions of the Letter Agreement and the Security Agreement are hereby ratified and confirmed and shall continue in full force and effect. The Letter Agreement and the Security Agreement as amended hereby shall continue to be legal, valid, binding and enforceable in accordance with their terms.

     (b) Borrower hereby represents and warrants to Banks that the execution, delivery and performance of this Amendment and all other Loan Papers executed and/or delivered in connection herewith, and the performance of the transactions contemplated hereby and thereby, have been duly authorized by all requisite corporate action on the part of Borrower and will not violate the Certificate of Incorporation or Bylaws of Borrower or any other material agreement, document, instrument or certificate to which Borrower, or any of its assets, is a party or is bound or affected.

     5. Conditions Precedent. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent:

     (a) Agent shall have received the following, each dated (unless otherwise indicated) the date of this Amendment, in form and substance satisfactory to
Banks:

       (i) an Amended and Restated Promissory Note in the original principal amount of $13,500,000 made by Borrower payable to the order of each of Paribas and SG;

      (ii) an Amended and Restated Federal Reserve Form U-1 executed by Borrower to reflect the increase in the Committed Amount evidenced by this Amendment; and

     (iii) a Corporate Certificate executed by Borrower and certain officers of Borrower evidencing that the transactions contemplated by this Amendment have been duly authorized by all requisite corporate action on the part of Borrower.

     (b) All corporate proceedings taken in connection with the transactions contemplated by this Amendment and all agreements, documents, instruments and certificates and other legal matters incident thereto shall be reasonably satisfactory to Agent and its legal counsel, Jenkens & Gilchrist, P.C.

     6.   Miscellaneous.

     (a) All representations and warranties contained in this Amendment shall survive the execution and delivery of this Amendment and the other Loan Papers, and no investigation by Agent or Banks or any closing shall affect such representations and warranties or the right of Agent and Banks to rely thereon.

     (b) The Loan Papers are hereby amended so that any reference therein to the Letter Agreement or the Security Agreement shall mean a reference to the Letter Agreement or the Security Agreement, respectively, as amended hereby.

     (c) Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

     (d) This Amendment is binding upon and shall inure to the benefit of Banks, Agent and Borrower and their respective successors and assigns; provided, however, that Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of Banks.

     (e)  This Amendment may be executed in one or more counterparts.

     (f) Borrower agrees to pay on demand by Agent the reasonable fees and out-of-pocket expenses of counsel to Agent and Paribas in connection with the preparation, negotiation and execution of this Amendment and the other Loan Papers executed pursuant hereto.

     (g) THIS AMENDMENT, TOGETHER WITH THE OTHER LOAN PAPERS AS WRITTEN, REPRESENT THE FINAL AGREEMENTS BETWEEN AND AMONG THE PARTIES HERETO WITH RESPECT TO THE FACILITY, THE LOANS AND THE LETTERS OF CREDIT AND MAY NOT BE CONTRADICTED BY EVIDENCE OR PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN (1) BORROWER AND (2) AGENT OR ANY BANK.

     If you are in agreement with all of the terms and conditions stated herein, please indicate by signing below whereupon this Amendment shall become effective as of the date first above written.

                              Sincerely,

                              BANQUE PARIBAS HOUSTON AGENCY
                              Individually and as Agent



                              By:
                              Name: Peter Toal
                              Title: Vice President

                              By:
                              Name: Pierre-Jean de Filippis
                              Title: General Manager

                              SOCIETE GENERALE, SOUTHWEST AGENCY


                              By:
                              Name: Matthew C. Flanigan
                              Title: Vice President and Manager

                              AGREED AND ACCEPTED:

                              CONTRAN CORPORATION



                              By:
                              Name: William C. Timm
                              Title: Vice President - Finance








                                October 31, 1992




Contran Corporation
Three Lincoln Centre
5430 LBJ Freeway, Suite 1700
Dallas, Texas 75240-2697
Attention:     Mr. William C. Timm,
          Vice President-Finance

     Re:  Second Amendment to Letter Agreement and Security Agreement

Ladies and Gentlemen:

     Reference is made to (a) that certain Letter Agreement dated October 31, 1991, by and among BANQUE PARIBAS HOUSTON AGENCY ("Paribas"), SOCIETE GENERALE, SOUTHWEST AGENCY ("SG"), BANQUE PARIBAS HOUSTON AGENCY as Agent for Paribas and SG ("Agent") and CONTRAN CORPORATION ("Borrower") relating to a line of credit and letter of credit facility extended to Borrower (as amended, the "Letter Agreement"), (b) that certain Security Agreement dated October 31, 1991, executed by Borrower to and in favor of Agent, Paribas and SG (as amended, the "Security Agreement") and (c) that certain First Amendment to Letter Agreement and Security Agreement dated March 17, 1991, by among Borrower, Paribas, SG and Agent. Borrower, Paribas, SG and Agent desire to amend the Letter Agreement and the Security Agreement as hereinafter set forth. Accordingly, Borrower, Paribas, SG and Agent, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby agree as follows:

     1. Definitions. The term "Letter Agreement", as used in this Second Amendment to Letter Agreement and Security Agreement (this "Amendment"), shall mean the Letter Agreement referred to hereinabove, as amended hereby. The term "Security Agreement", as used in this Amendment, shall mean the Security Agreement referred to hereinabove, as amended hereby. Capitalized terms used in this Amendment, if and to the extent not otherwise defined in this Amendment, shall have the same meanings in this Amendment as in the Letter Agreement; provided, however, that capitalized terms used in amended terms and provisions of the Security Agreement shall have the same meanings as in the Security Agreement.


     2.   Amendments to the Letter Agreement.

     (a) Facility. The first sentence of the section of the Letter Agreement entitled "Facility" is hereby amended to read in its entirety as follows:

          "$18,000,000 (the Committed Amount ) aggregate committed line of credit for loans (the Loans ) and letters of credit (the Letters of Credit ), subject to the Advance Rate (as hereinafter defined) and the other terms and conditions of this Agreement and the other Loan Papers (as hereinafter defined)."

     (b) Letter of Credit Application. The section of the Letter Agreement entitled "Letter of Credit Application" is hereby amended to read in its entirety as follows:

          "Paribas shall issue Letters of Credit for the account of Borrower and/or Valmont Insurance Company ("Valmont") under the Facility after receipt of an Application for Letter of Credit, a Continuing Letter of Credit Agreement or similar agreement in form and substance satisfactory to Paribas (the "L/C Agreement"). Each L/C Agreement (a) shall contain, without limitation, the reimbursement obligation of Borrower in the event that any amounts are funded under any Letter of Credit (which reimbursement obligation of Borrower shall be required even with respect to Letters of Credit issued for the account of Valmont), (b) shall be appropriately completed, (c) shall specify all information called for therein (including, without limitation, the exact terms of the proposed Letter of Credit, which terms shall be in form and substance satisfactory to Paribas), (d) shall be executed by Borrower and (e) shall be deemed to constitute a part of the Loan Papers. Furthermore, with respect to each Letter of Credit and/or L/C Agreement which names Valmont as customer or account party, Borrower also (in addition to Valmont) shall be deemed to be the customer or account party with respect thereto and, notwithstanding anything to the contrary contained in such Letter of Credit or L/C Agreement, Borrower shall be jointly and severally liable for all reimbursement obligations and other indebtedness and obligations with respect thereto."

     (c) Maturity Date. The section of the Letter Agreement entitled "Maturity Date" is hereby amended to read in its entirety as follows:

          "October 30, 1993 (the Maturity Date ), subject to acceleration upon the occurrence of an Event of Default."

     (d) Security. The section of the Letter Agreement entitled "Security" is hereby amended to read in its entirety as follows:

          "Banks shall have a perfected first priority security interest in at least 2,971,233 shares of common stock of Keystone Consolidated Industries, Inc. ( Keystone ). Borrower shall deliver to Agent the stock certificates representing the Keystone shares and appropriate stock powers, executed in blank and in proper form for transfer, relating thereto, and thereby pledge the Keystone shares to Banks as further provided in the Security Agreement (as hereinafter defined). Borrower may, from time to time, pledge additional marketable securities acceptable to Banks in their discretion, including shares of common stock of

          Keystone which Banks hereby agree, in advance, are acceptable collateral."

     (e) Other Terms and Provisions. The first sentence of the section of the Letter Agreement entitled "Other Terms and Provisions" is hereby amended to read in its entirety as follows:

          "In addition to the terms and provisions specified herein, the terms and provisions contained in that certain (a) Security Agreement dated October 31, 1991, executed by Borrower to and in favor of Agent and Banks, as amended by that certain First Amendment to Letter Agreement and Security Agreement dated December 17, 1991, by and among Borrower, Banks and Agent and that certain Second Amendment to Letter Agreement and Security Agreement dated October 31, 1992, by and among Borrower, Banks and Agent (as amended, the Security Agreement ), (b) Amended and Restated Promissory Note dated October 31, 1992, in the original principal amount of $9,000,000 made by Borrower payable to the order of Paribas (the Paribas Note ), (c) Amended and Restated Promissory Note dated October 31, 1992, in the original principal amount of $9,000,000 made by Borrower payable to the order of SG (the SG Note ) (the Paribas Note and the SG Note, together with all renewals, extensions, amendments and replacements thereof from time to time, are hereinafter collectively called the Promissory Notes ), and
          (d) all other agreements, documents, instruments and certificates executed or delivered in connection herewith (this Agreement, the Security Agreement, the Promissory Notes and such other agreements, documents, instruments and certificates, as the same may be amended, renewed, extended, restated or supplemented from time to time, are hereinafter collectively called the Loan Papers ), all of which are incorporated herein by reference for all purposes, shall apply and shall govern the relationship among Borrower, Agent and Banks with respect to the Facility."

     3.   Amendments to the Security Agreement.

     (a) Definition of Collateral. Subparagraph (b) of Paragraph 21 of the Security Agreement (see Addendum 2 to the Security Agreement) is hereby amended to read in its entirety as follows:

               "(b) Definition of Collateral. The term Collateral , as used in this Agreement, shall mean and refer to any and all rights, titles and interests of the undersigned, Contran Corporation ( Contran ), in and to the following:

                      (i) the 2,971,233 shares of common stock of Keystone Consolidated Industries, Inc. ( Keystone ) previously delivered and/or concurrently herewith being delivered to the Bank (the Keystone Shares );

                     (ii)     any and all money, securities,
               instruments and other property heretofore delivered or which shall hereinafter be delivered to or come into possession, custody or control of the Bank or any third party acting on the Bank's behalf, in any manner or for any purpose whatever during the existence of this Agreement, and whether held in a general or special account or deposit or for safekeeping, or otherwise, to the extent but only to the extent that such money, securities, instruments and other property relate to or constitute proceeds of the Keystone Shares, together with any and all interest, stock rights, rights to subscribe, liquidating dividends, stock dividends, dividends in cash and other assets, new securities and other property to which Contran is or may hereafter become entitled to receive on account of the Keystone Shares; and

                    (iii) any and all proceeds of the Keystone Shares and of the money, securities, instruments and other property referred to in clauses (i) and (ii) preceding."

     (b) Definition of Loan Papers. The first sentence of Subparagraph (f) of Paragraph 21 of the Security Agreement is hereby amended to read in its entirety as follows:

          "The term Loan Papers , as used in this Agreement, shall mean and refer to (i) the Letter Agreement, (ii) that certain Amended and Restated Promissory Note dated October 31, 1992, in the original principal amount of $9,000,000 made by the undersigned payable to the order of Banque Paribas Houston Agency, (iii) that certain Amended and Restated Promissory Note dated October 31, 1992, in the original principal amount of $9,000,000 made by the undersigned payable to the order of Societe Generale, Southwest Agency, (iv) this Agreement, and (v) the other
           Loan Papers , as such term is defined in the Letter Agreement, as the same may be amended, renewed, extended, restated or supplemented from time to time."

     (c) Notice of Acknowledgment of Pledge. Subparagraph (i) of Paragraph 21 of the Security Agreement is hereby amended to read in its entirety as follows:

               "(i) Intentionally Omitted."

     (d) Valid Security Interest. Subparagraph (j) of Paragraph 21 of the Security Agreement is hereby amended to read in its entirety as follows:

               "(j) Valid Security Interest. Contran represents and warrants to the Bank that the Bank has a valid, enforceable, first priority pledge of and security interest in the Keystone Shares."

     (e) Rule 144. Clause (i) of Subparagraph (k) of Paragraph 21 of the Security Agreement is hereby amended by deleting the phrase "or the Baroid Shares" immediately prior to the parenthetical in such clause.

     4.   Ratifications, Representations and Warranties.

     (a) Except as expressly amended by this Amendment, the terms and provisions of the Letter Agreement and the Security Agreement are hereby ratified and confirmed and shall continue in full force and effect. The Letter Agreement and the Security Agreement as amended hereby shall continue to be legal, valid, binding and enforceable in accordance with their terms.

     (b) Borrower hereby represents and warrants to Banks that the execution, delivery and performance of this Amendment and all other Loan Papers executed and/or delivered in connection herewith, and the performance of the transactions contemplated hereby and thereby, have been duly authorized by all requisite corporate action on the part of Borrower and will not violate the Certificate of Incorporation or Bylaws of Borrower or any other material agreement, document, instrument or certificate to which Borrower, or any of its assets, is a party or is bound or affected.

     5. Conditions Precedent. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent:

     (a) Agent shall have received the following, each dated (unless otherwise indicated) the date of this Amendment, in form and substance satisfactory to
Banks:

            (i) an Amended and Restated Promissory Note in the original principal amount of $9,000,000 made by Borrower payable to the order of each of Paribas and SG;

           (ii) an Amended and Restated Federal Reserve Form U-1 executed by Borrower to reflect the decrease in the Committed Amount evidenced by this Amendment; and

          (iii) a Corporate Certificate executed by Borrower and certain officers of Borrower evidencing that the transactions contemplated by this Amendment have been duly authorized by all requisite corporate action on the part of Borrower.

     (b) All corporate proceedings taken in connection with the transactions contemplated by this Amendment and all agreements, documents, instruments and certificates and other legal matters incident thereto shall be reasonably satisfactory to Agent and its legal counsel, Jenkens & Gilchrist, P.C.

     6.   Miscellaneous.

     (a) All representations and warranties contained in this Amendment shall survive the execution and delivery of this Amendment and the other Loan Papers, and no investigation by Agent or Banks or any closing shall affect such representations and warranties or the right of Agent and Banks to rely thereon.

     (b) The Loan Papers are hereby amended so that any reference therein to the Letter Agreement or the Security Agreement shall mean a reference to the Letter Agreement or the Security Agreement, respectively, as amended hereby.

     (c) Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

     (d) This Amendment is binding upon and shall inure to the benefit of Banks, Agent and Borrower and their respective successors and assigns; provided, however, that Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of Banks.

     (e)  This Amendment may be executed in one or more counterparts.

     (f) Borrower agrees to pay on demand by Agent the reasonable fees and out-of-pocket expenses of counsel to Agent and Paribas in connection with the preparation, negotiation and execution of this Amendment and the other Loan Papers executed pursuant hereto.

     (g) THIS AMENDMENT, TOGETHER WITH THE OTHER LOAN PAPERS AS WRITTEN, REPRESENT THE FINAL AGREEMENTS BETWEEN AND AMONG THE PARTIES HERETO WITH RESPECT TO THE FACILITY, THE LOANS AND THE LETTERS OF CREDIT AND MAY NOT BE CONTRADICTED BY EVIDENCE OR PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN (1) BORROWER AND (2) AGENT OR ANY BANK.

     (h) The amendment to the Letter Agreement contained in Paragraph 2(b) of this Amendment shall be effective as of October 31, 1991.

     If you are in agreement with all of the terms and conditions stated herein, please indicate by signing below whereupon this Amendment shall become effective as of the date first above written or, to the extent provided in Paragraph 6(h) of this Amendment, as of October 31, 1991.

                              Sincerely,

                              BANQUE PARIBAS HOUSTON AGENCY
                              Individually and as Agent


                              By:
                              Name: Bruce A. Cauley
                              Title: Deputy General Manager


                              By:
                              Name: Pierre-Jean de Filippis
                              Title: General Manager

                              SOCIETE GENERALE, SOUTHWEST AGENCY


                              By:
                              Name: Matthew C. Flanigan
                              Title: Vice President and Manager

                              AGREED AND ACCEPTED:

                              CONTRAN CORPORATION


                              By:
                              Name: William C. Timm
                              Title: Vice President - Finance










                                October 31, 1993




Contran Corporation
Three Lincoln Centre
5430 LBJ Freeway, Suite 1700
Dallas, Texas 75240-2697
Attention:     Mr. William C. Timm,
          Vice President-Finance

     Re:  Third Amendment to Letter Agreement and Security Agreement

Ladies and Gentlemen:

     Reference is made to (a) that certain Letter Agreement dated October 31, 1991, by and among BANQUE PARIBAS HOUSTON AGENCY ("Paribas"), SOCIETE GENERALE, SOUTHWEST AGENCY ("SG"), BANQUE PARIBAS HOUSTON AGENCY as Agent for Paribas and SG ("Agent") and CONTRAN CORPORATION ("Borrower") relating to a line of credit and letter of credit facility extended to Borrower (as amended, the "Letter Agreement"), (b) that certain Security Agreement dated October 31, 1991, executed by Borrower to and in favor of Agent, Paribas and SG (as amended, the "Security Agreement"), (c) that certain First Amendment to Letter Agreement and Security Agreement dated March 17, 1991, by among Borrower, Paribas, SG and Agent and (d) that certain Second Amendment to Letter Agreement and Security Agreement dated October 31, 1992, by and among Borrower, Paribas, SG and Agent. Borrower, Paribas, SG and Agent desire to amend the Letter Agreement and the

Security Agreement as hereinafter set forth. Accordingly, Borrower, Paribas, SG and Agent, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby agree as follows:

     1. Definitions. The term "Letter Agreement", as used in this Third Amendment to Letter Agreement and Security Agreement (this "Amendment"), shall mean the Letter Agreement referred to hereinabove, as amended hereby. The term "Security Agreement", as used in this Amendment, shall mean the Security Agreement referred to hereinabove, as amended hereby. Capitalized terms used in this Amendment, if and to the extent not otherwise defined in this Amendment, shall have the same meanings in this Amendment as in the Letter Agreement; provided, however, that capitalized terms used in amended terms and provisions of the Security Agreement shall have the same meanings as in the Security Agreement.

     2.   Amendments to the Letter Agreement.

     (a) Maturity Date. The section of the Letter Agreement entitled "Maturity Date" is hereby amended to read in its entirety as follows:

          "October 31, 1994 (the Maturity Date ), subject to acceleration upon the occurrence of an Event of Default."

     (b) Other Terms and Provisions. The first sentence of the section of the Letter Agreement entitled "Other Terms and Provisions" is hereby amended to read in its entirety as follows:

          "In addition to the terms and provisions specified herein, the terms and provisions contained in that certain (a) Security Agreement dated October 31, 1991, executed by Borrower to and in favor of Agent and Banks, as amended by that certain First Amendment to Letter Agreement and Security Agreement dated December 17, 1991, by and among Borrower, Banks and Agent, that certain Second Amendment to Letter Agreement and Security Agreement dated October 31, 1992, by and among Borrower, Banks and Agent and that certain Third Amendment to Letter Agreement and Security Agreement dated October 31, 1993, by and among Borrower, Banks and Agent (as amended, the Security Agreement ), (b) Amended and Restated Promissory Note dated October 31, 1993, in the original principal amount of $9,000,000 made by Borrower payable to the order of Paribas (the Paribas
          Note ), (c) Amended and Restated Promissory Note dated October 31, 1993, in the original principal amount of $9,000,000 made by Borrower payable to the order of SG (the
           SG Note ) (the Paribas Note and the SG Note, together with all renewals, extensions, amendments and replacements thereof from time to time, are hereinafter collectively called the Promissory Notes ), and (d) all other agreements, documents, instruments and certificates executed or delivered in connection herewith (this Agreement, the Security Agreement, the Promissory Notes and such other agreements, documents, instruments and certificates, as the same may be amended, renewed, extended, restated or supplemented from time to time, are hereinafter collectively called the Loan Papers ), all of which are incorporated herein by reference for all purposes, shall apply and shall govern the relationship among Borrower, Agent and Banks with respect to the Facility."

     3.   Amendment to the Security Agreement.

     (a) Definition of Loan Papers. The first sentence of Subparagraph (f) of Paragraph 21 of the Security Agreement is hereby amended to read in its entirety as follows:

          "The term Loan Papers , as used in this Agreement, shall mean and refer to (i) the Letter Agreement, (ii) that certain Amended and Restated Promissory Note dated October 31, 1993, in the original principal amount of $9,000,000 made by the undersigned payable to the order of Banque Paribas Houston Agency, (iii) that certain Amended and Restated Promissory Note dated October 31, 1993, in the original principal amount of $9,000,000 made by the undersigned payable to the order of Societe Generale, Southwest Agency, (iv) this Agreement, and (v) the other
           Loan Papers , as such term is defined in the Letter Agreement, as the same may be amended, renewed, extended, restated or supplemented from time to time."

     4.   Ratifications, Representations and Warranties.

     (a) Except as expressly amended by this Amendment, the terms and provisions of the Letter Agreement and the Security Agreement are hereby ratified and confirmed and shall continue in full force and effect. The Letter Agreement and the Security Agreement as amended hereby shall continue to be legal, valid, binding and enforceable in accordance with their terms.

     (b) Borrower hereby represents and warrants to Banks that the execution, delivery and performance of this Amendment and all other Loan Papers executed and/or delivered in connection herewith, and the performance of the transactions contemplated hereby and thereby, have been duly authorized by all requisite corporate action on the part of Borrower and will not violate the Certificate of Incorporation or Bylaws of Borrower or any other material agreement, document, instrument or certificate to which Borrower, or any of its assets, is a party or is bound or affected.

     5. Conditions Precedent. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent:

     (a) Agent shall have received the following, each dated (unless otherwise indicated) the date of this Amendment, in form and substance satisfactory to
Banks:

            (i) an Amended and Restated Promissory Note in the original principal amount of $9,000,000 made by Borrower payable to the order of each of Paribas and SG;

           (ii) an Amended and Restated Federal Reserve Form U-1 executed by Borrower pertaining to this Amendment; and

          (iii) a Corporate Certificate executed by Borrower and certain officers of Borrower evidencing that the transactions contemplated by this Amendment have been duly authorized by all requisite corporate action on the part of Borrower.

     (b) All corporate proceedings taken in connection with the transactions contemplated by this Amendment and all agreements, documents, instruments and certificates and other legal matters incident thereto shall be reasonably satisfactory to Agent and its legal counsel, Jenkens & Gilchrist, P.C.

     6.   Miscellaneous.

     (a) All representations and warranties contained in this Amendment shall survive the execution and delivery of this Amendment and the other Loan Papers, and no investigation by Agent or Banks or any closing shall affect such representations and warranties or the right of Agent and Banks to rely thereon.

     (b) The Loan Papers are hereby amended so that any reference therein to the Letter Agreement or the Security Agreement shall mean a reference to the Letter Agreement or the Security Agreement, respectively, as amended hereby.

     (c) Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

     (d) This Amendment is binding upon and shall inure to the benefit of Banks, Agent and Borrower and their respective successors and assigns; provided, however, that Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of Banks.

     (e)  This Amendment may be executed in one or more counterparts.

     (f) Borrower agrees to pay on demand by Agent the reasonable fees and out-of-pocket expenses of counsel to Agent and Paribas in connection with the preparation, negotiation and execution of this Amendment and the other Loan Papers executed pursuant hereto.

     (g) THIS AMENDMENT, TOGETHER WITH THE OTHER LOAN PAPERS AS WRITTEN, REPRESENT THE FINAL AGREEMENTS BETWEEN AND AMONG THE PARTIES HERETO WITH RESPECT TO THE FACILITY, THE LOANS AND THE LETTERS OF CREDIT AND MAY NOT BE CONTRADICTED BY EVIDENCE OR PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN (1) BORROWER AND (2) AGENT OR ANY BANK.

     If you are in agreement with all of the terms and conditions stated herein, please indicate by signing below whereupon this Amendment shall become effective as of the date first above written.

                              Sincerely,

                              BANQUE PARIBAS HOUSTON AGENCY
                              Individually and as Agent


                              By:
                              Name: Robert G. Shaw
                              Title: Vice President


                              By:
                              Name: Pierre-Jean de Filippis
                              Title: General Manager

                              SOCIETE GENERALE, SOUTHWEST AGENCY


                              By:
                              Name: Matthew C. Flanigan
                              Title: Vice President and Manager

                              AGREED AND ACCEPTED:

                              CONTRAN CORPORATION


                              By:
                              Name:  William C. Timm
                              Title: Vice President-Finance